Exhibit 3.37
Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LKQ INVESTMENTS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2017, AT 7:45 O`CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LKQ INVESTMENTS, INC.”.

    /s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6394072 8100H    Authentication: 204909369
SR# 20224073368    Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.    The name of the Corporation is LKQ Investments, Inc.
                .
2.    The Registered Office of the corporation in the State of Delaware is located at
3411 Silverside Road Tatnall Building #104     (street),
in the City of Wilmington    , County of New Castle
Zip Code 19810    . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporate Creations Network Inc.            .
3.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4.    The total amount of stock this corporation is authorized to issue is 1000        shares (number of authorized shares) with a par value of $0.01               per share.
5.    The name and mailing address of the incorporator are as follows:
Name Victor Casini
Mailing Address 500 West Madison Street, Suite 2800
                        Chicago, Illinois         Zip Code 60661

By:	/s/ Victor Casini
Incorporator

Name:	Victor Casini
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